UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 1, 2026

BIRCHTECH CORP.
(Exact name of registrant as specified in its charter)

Delaware	000-33067	87-0398271
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1810 Jester Drive Corsicana, Texas	75109
(Address of principal executive offices)	(Zip Code)

(614) 505-6115

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	BCHT	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 5.02(b) - Departure of Chief Financial Officer

On May 1, 2026, Fiona Fitzmaurice ceased serving as Chief Financial Officer of Birchtech Corp. (the “Company”) following notice from the Company on that date. The Company’s decision was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Ms. Fitzmaurice served as Chief Financial Officer pursuant to an agreement dated November 1, 2023, under which she provided fractional Chief Financial Officer services to the Company. The Company provided notice of termination of such agreement in accordance with its terms.

Item 5.02(c) - Appointment of Chief Financial Officer and Chief Operating Officer

Effective May 1, 2026, the Company appointed Michael Mioska as its Chief Financial Officer.

Michael Mioska, age 45, is a Chartered Professional Accountant with over 20 years of accounting, audit and financial reporting experience in a variety of industries, in both the United States and Canada. Prior to his appointment, Mr. Mioska was employed by DeNovo Group providing finance, financial reporting and M&A advisory-related services to a range of public companies as an independent consultant since 2021, including Birchtech Corp. since 2023. From 2005 to 2021, Mr. Mioska worked at a public accounting firm in Vancouver, BC providing similar finance services. Mr. Mioska earned a Bachelor of Arts from the University of British Columbia and a Masters of Business Administration from Laurentian University. He is a Chartered Professional Accountant (CPA) in Canada.

Mr. Mioska does not have any family relationships with any of the Company’s directors or executive officers, or any person nominated or chosen by the Company to become a director or executive officer. Except as otherwise disclosed herein, there are no arrangements or understandings in connection with Mr. Mioska’s appointment, and there are no related party transactions between the Company and Mr. Mioska that would require disclosure under Item 404(a) of Regulation S-K.

The terms of Mr. Mioska’s compensation have not yet been finalized. The Company expects to enter into an arrangement with a third-party employer of record pursuant to which Mr. Mioska will be employed by such third party and assigned to provide services to the Company. The Company expects to finalize these arrangements in the near term and will disclose the material terms thereof upon finalization.

The Company will also enter into a standard indemnification agreement with Mr. Mioska, the form of which has been filed with the Securities and Exchange Commission.

A copy of the Company’s press release announcing the appointment of Mr. Mioska is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

In addition, on May 1, 2026, the Company appointed James Trettel as its Chief Operating Officer, and in connection with his appointment, he ceased serving as Executive Vice President of Operations. Mr. Trettel’s biographical information is set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 filed on March 31, 2026, which is incorporated herein by reference. See Item 5.02(e) below for information on the amended and restated employment agreement entered into with Mr. Trettel.

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Item 5.02(e) – Compensatory Arrangements of Certain Officers

On May 1, 2026, the Company entered into a second amended and restated employment agreement with Richard MacPherson, which amends and restates his prior amended and restated employment agreement effective as of June 1, 2024. Pursuant to the new agreement, Mr. MacPherson will continue to serve as President and Chief Executive Officer of the Company. Mr. MacPherson has served as President and Chief Executive Officer since March 2015. The prior agreement provided for an initial term through May 31, 2027, with one-year renewals thereafter unless terminated by either party. Pursuant to the new agreement, the initial term of Mr. MacPherson’s employment has been extended from May 31, 2027 to May 31, 2030 and will automatically renew for successive one-year periods unless otherwise terminated by either party prior to the next applicable renewal period. Mr. MacPherson is entitled to a base salary of $1,000,000 per year (which is the same base salary as in effect under the prior agreement), which may be increased from time to time solely at the discretion of the Board of Directors (or committee thereof), and will receive a cash retention bonus of $500,000, payable within 30 days following May 1, 2026, in consideration for his agreement to remain employed through the extended term. If Mr. MacPherson voluntarily terminates his employment prior to May 31, 2030 (other than for good reason, as defined in the agreement), or if the Company terminates his employment for cause (as defined in the agreement), he will be required to repay a pro rata portion of the retention bonus. Mr. MacPherson shall be eligible to receive additional bonus compensation in such amounts and at such times as the Board (or committee thereof) at its sole discretion shall from time to time determine and which shall not exceed $1,000,000 annually. He is entitled to participate in benefit plans that are made available to executive employees of the Company, and is entitled to certain other benefits. He is also entitled to receive equity awards subject to the sole discretion of the Board (or committee thereof). The agreement also provides for certain severance payments in the event the agreement is terminated by the Company without cause or terminated by Mr. MacPherson for good reason.

On May 1, 2026, the Company entered into an amended and restated employment agreement with James Trettel, which amends and restates his prior employment agreement effective as of June 1, 2024. Pursuant to the new agreement, Mr. Trettel will serve as Chief Operating Officer (rather than Executive Vice President of Operations under the prior agreement). Mr. Trettel has served as Vice President of Operations since January 2014. The prior agreement provided for an initial term through May 31, 2027, with one-year renewals thereafter unless terminated by either party. Pursuant to the new agreement, the initial term of Mr. Trettel’s employment has been extended from May 31, 2027 to May 31, 2030 and will automatically renew for successive one-year periods unless otherwise terminated by either party prior to the next applicable renewal period. Mr. Trettel is entitled to a base salary of $600,000 per year (which is the same base salary as in effect under the prior agreement), which may be increased from time to time solely at the discretion of the Board of Directors (or committee thereof), and will receive a cash retention bonus of $250,000, payable within 30 days following May 1, 2026, in consideration for his agreement to remain employed through the extended term. If Mr. Trettel voluntarily terminates his employment prior to May 31, 2030 (other than for good reason, as defined in the agreement), or if the Company terminates his employment for cause (as defined in the agreement), he will be required to repay a pro rata portion of the retention bonus. Mr. Trettel shall be eligible to receive additional bonus compensation in such amounts and at such times as the Board (or committee thereof) at its sole discretion shall from time to time determine and which shall not exceed $500,000 annually. He is entitled to participate in benefit plans that are made available to executive employees of the Company, and is entitled to certain other benefits. He is also entitled to receive equity awards subject to the sole discretion of the Board (or committee thereof). The agreement also provides for certain severance payments in the event the agreement is terminated by the Company without cause or terminated by Mr. Trettel for good reason.

The foregoing summaries of the employment agreements are qualified in their entirety by reference to the actual documents, copies of which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K, and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1*	Second Amended and Restated Employment Agreement between Birchtech Corp. and Richard MacPherson dated as of May 1, 2026

10.2*	Amended and Restated Employment Agreement between Birchtech Corp. and James Trettel dated as of May 1, 2026

99.1	Press release dated May 5, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Portions of this exhibit have been omitted pursuant to Rule 601(b)(10) of Regulation S-K.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Birchtech Corp.

Date: May 6, 2026	By:	/s/ Richard MacPherson
Richard MacPherson President and Chief Executive Officer

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